IEG Holdings Signs Leading Blockchain Software Consultants, Intellectsoft, for IEG Holdings Cryptocurrency Blockchain Development Services and Reveals New Philippines Cryptocurrency Remittance Plans

Las Vegas, Nevada – (February 26, 2018) – IEG Holdings Corporation (“IEG Holdings”) (OTCQB: IEGH) announced today that its wholly owned subsidiary, Investment Evolution Crypto LLC, (“IE Crypto”) has signed leading blockchain software consultants, Intellectsoft LLC (“Intellectsoft”) in Silicon Valley, California, to provide blockchain development services for IEG Holdings’ cryptocurrency. In addition, IE Crypto plans to develop and launch a new Philippines remittance and loan offering to US and Australian based Filipino Overseas Foreign Workers (“OFWs”) targeting the USD $28 billion annual Filipino OFW remittance market. Prior to launching these plans, IE Crypto will investigate the legalities and economic risks and benefits of its plans.

Intellectsoft – Leading Blockchain Software Consultants

IE Crypto has signed a contract with Intellectsoft to provide blockchain development services for IEG Holdings’ cryptocurrency, including business and functional requirements analysis, market and technical research and an estimation/development plan. Intellectsoft has 6 offices in 5 countries including Silicon Valley, New York and London with 200+ full-time developers and 35 Fortune 500 clients. Intellectsoft is currently ranked as the Clutch.co “Top Blockchain Developer” in 2018. Intellectsoft Blockchain Lab developers deliver enterprise-grade blockchain solutions, consultancy, and custom blockchain development services integrating the latest distributed ledger technologies, identity solutions and smart contracts.

IEG Holdings Cryptocurrency, Updated IE Crypto Plans & Philippines Cryptocurrency Remittance Plans

1)	IE Crypto now plans to create its own IEG Holdings cryptocurrency, and offer loans and accept loan repayments in its own IEG Holdings cryptocurrency. After further investigation, management no longer believes that it requires the backing of a gold resource for its IEG Holdings cryptocurrency in order to be able to provide its planned services utilizing the IEG Holdings cryptocurrency. Therefore, IE Crypto has terminated its previous negotiations to purchase a gold project with gold metal in the ground and prospecting licenses.

2)	After further investigation, IE Crypto no longer plans to use other non-IEG Holdings cryptocurrencies for loans or loan repayments. If IEG Holdings proceeds with the use of a cryptocurrency for loans or loan repayments, it currently only intends to do so using its own IEG Holdings cryptocurrency.

3)	IE Crypto plans to develop and launch a new Philippines remittance and loan offering to US and Australian based Filipino OFWs targeting the USD $28 billion annual remittance market.

IE Crypto is in the incipient stages of planning these potential future actions.

Paul Mathieson, IEG Holdings’ Chairman and Chief Executive Officer, said, “We are very excited to have moved to the development stage for our IEG Holdings cryptocurrency. We believe potentially combining the exciting new blockchain technology with a leading sophisticated online consumer finance system, individual US state lending licenses and exposure to the Philippines $28 billion OFW remittance sector is a very exciting proposition. We aim for IEGH to leverage off its existing fintech business credentials, specifically its extensive experience in online consumer loans, to potentially be a key player in the crypto/blockchain sector.”

About IEG Holdings Corporation

IEG Holdings Corporation is an SEC reporting fintech company that provides online $5,000 and $10,000 unsecured consumer loans under the brand name, “Mr. Amazing Loans”, via its website and online application portal at www.mramazingloans.com. IEG Holdings is a direct lender with state licenses and/or certificates of authority in 20 US states, with all loans originated, processed and serviced out of our centralized Las Vegas head office.

Investment Evolution Crypto LLC (“IE Crypto”) is a wholly owned subsidiary of IEG Holdings that plans to offer loans and accept loan repayments in its own IEG Holdings cryptocurrency. IE Crypto also plans to offer Philippines remittance and loan services to Filipino OFWs based in the US and Australia utilizing IEG Holdings’ cryptocurrency. IE Crypto is in the development planning stages to explore these crypto/blockchain business opportunities. For more information about IEG Holdings, visit www.investmentevolution.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in IEG Holdings’ filings with the SEC. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond IEG Holdings’ control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects IEG Holdings’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. IEG Holdings assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

The contents of IEG Holdings’ website referenced herein are not incorporated into this press release.

Contact:

Paul Mathieson

IEG Holdings Corporation

Chairman/CEO and Founder

info@investmentevolution.com